UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 1, 2012

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-15491	57-0923789
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 1, 2012, KEMET Corporation (the “Company”) issued a News Release announcing the preliminary consolidated results for the second fiscal quarter ended September 30, 2012.

A copy of this News Release is furnished as Exhibit 99.1 to this Form 8-K.

Item 2.05 Costs Associated with Exit or Disposal Activities

On July 25, 2012, we committed to a global restructuring plan to respond to the continued economic slowdown, and in the quarter ended September 30, 2012 we incurred a $7.5 million charge to earnings related to termination benefits.  On October 26, 2012, we expanded the global restructuring plan to include additional headcount reductions, which are expected to result in additional termination charges of approximately $4.0 to $5.0 million during the second half of fiscal year 2013.  In addition, we are beginning the restructuring of our Evora, Portugal manufacturing facility.  This activity is expected to be completed during our fourth quarter ending March 31, 2013.  As a part of our ongoing commitment to expand our polymer capacity we will be moving certain Tantalum manufacturing equipment from the Evora, Portugal facility to our manufacturing facility in Mexico and the remainder of the Tantalum manufacturing equipment will be disposed.  We anticipate that, as a result, we will write-off approximately $5.0 to $7.0 million in equipment and incur termination benefits in the range of $4.0 to $4.5 million.  We will also have the manufacturing facility appraised to determine if the carrying value exceeds the fair value which would result in an impairment charge.  In addition to facilitating our polymer expansion in Mexico this action will reduce the Tantalum business unit’s operating costs as well as reduce our inventories and in turn, improve cash flow as we complete this fiscal year. The expected future total cash expenditures are estimated to be $8 to $9.5 million for the termination benefits described above.

Item 7.01 Regulation FD Disclosure

On November 1, 2012, the Company will host a conference call to discuss financial results for its second fiscal quarter ended September 30, 2012.  The slide package prepared for use by executive management for this presentation is furnished herewith as Exhibit 99.2.  All of the information in the presentation is presented as of November 1, 2012, and the Company does not assume any obligation to update such information in the future.

The information included in Item 2.02 and 7.01 of this Form 8-K, as well as the exhibits referenced herein and therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(a.)                              Not Applicable

(b.)                              Not Applicable

(c.)                               Not Applicable

(d.)                              Exhibits

Exhibit No.	Description of Exhibit

99.1	News Release, dated November 1, 2012 issued by the Company.

99.2	Slide Package prepared for use in connection with the Company’s second fiscal quarter earnings conference call to be held on November 1, 2012.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 1, 2012	KEMET Corporation

/s/ WILLIAM M. LOWE, JR.

William M. Lowe, Jr.

Executive Vice President and

Chief Financial Officer